Exhibit 5
WHITE WHITE & VAN ETTEN LLP
55 Cambridge Parkway
Cambridge, MA 02142
January 12, 2006
Novavax, Inc.
508 Lapp Road
Malvern, Pennsylvania 19355
     Re: 2005 Stock Incentive Plan
Ladies and Gentlemen:
     This opinion is delivered in our capacity as counsel to Novavax, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 2,000,000 shares (the “Shares”) of the Company’s Common Stock, $.01 par value per share, issuable under the Company’s 2005 Stock Incentive Plan (the “Plan”), as that number may be adjusted from time to time pursuant to the provisions of the Plan.
     We have examined the Registration Statement, the Plan, and originals, or copies certified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof and on file with the Delaware Secretary of State, Amended and Restated By-Laws, as amended to the date hereof, all pertinent records of the meetings of the directors and stockholders of the Company, and such other documents relating to the Company as we have deemed necessary or appropriate.
     In our examination of the foregoing documents and rendering the opinion expressed herein, we have assumed and not verified the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of any such latter documents, and the legal capacity of each individual executing any document. We have further assumed and not verified that all information contained in all documents reviewed by us is true and complete.
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully-paid and nonassessable.
     We are admitted to practice in the Commonwealth of Massachusetts, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the Delaware General Corporation Law (the “DGCL”) as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the Commonwealth of Massachusetts and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction and assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise. Please note that we are opining as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is solely for your benefit in connection with the filing of the Registration Statement and may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent.
     In rendering the foregoing opinion, we have also assumed that (i) each grant of an award under the Plan will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Shares may be issued in connection with any such award will be duly authorized, executed and delivered by the Company and the other party or parties thereto, (ii) the consideration received by the Company for the Shares will be not less than the par value of such Shares, and (iii) the Company has reserved a sufficient number of shares of its duly authorized but unissued Common Stock as is necessary to provide for the issuance of the Shares pursuant to the Plan under the Registration Statement.
     We hereby consent to being named as counsel to the Company in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of the Securities Act. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ White White & Van Etten LLP